Exhibit 99.1

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400 Countrywide Way
Simi Valley, California 93065-6298

March 23, 2005

Deutsche Bank
Re: Exhibit I
1761 E. St, Andrews Place
Santa Ana, CA 92705
Attn: Katie Wannenmacher

Officer's Certificate

I, Joseph Candelario, hereby certify that I am the First Vice President, Loan Administration of Countrywide Home Loans, Inc., fka Countrywide Funding Corporation. I further certify, with respect to the Servicing Agreements for Countrywide Mortgage Obligations, Inc., the following:

I have reviewed the activities and performance of the Servicer during the Fiscal year ended December 31, 2004 under the Agreements and, to the best of my knowledge, based on my review, the Servicer has fulfilled all of its duties, responsibilities or obligations under the Agreements throughout the fiscal year.

/s/: Joseph Candelario
Joseph Candelario
First Vice President
Compliance Officer
Loan Administration

March 23, 2005
Date

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Countrywide Home Loans
Deutsche Bank Investor Numbers/Deals Added
For the Calendar Year 2004

Investor        Deal
Number        Name
7003870       DEUTSCHE BK (CDC-MCT-04-HE1) GP1
7003871       DEUTSCHE BK (CDC-MCT-04-HE1) GP2
7003872       DEUTSCHE BK (CDC-MCT-04-HE1) GP3
7003879       DEUTSCHE BANK (MSAC 04-HE1) GR1
7003880       DEUTSCHE BANK (MSAC 04-HE1) GR2
7003883       DEUTSCHE BANK (MS 04-NC2) GRP1
7003893       DEUTSCHE BANK (MS 04-NC2) GR2
7004047       DEUTSCHE BANK (MS 04-HE2) GR1
7004048       DEUTSCHE BANK (MS 04-HE2) GR2
7004069       DEUTSCHE BANK MSAC2004-NC3 GR1
7004070       DEUTSCHE BANK MSAC2004-NC3 GR2
7004176       DEUTSCHE BANK CDC MCT04-HE2 G1
7004177       DEUTSCHE BANK CDC MCT04-HE2 G2
7004183       DEUTSCHE BANK (GSAA 2004-03)
7004197       DEUTSCHE BANK (GSAA 2004-05)
7004288       DEUTSCHE BANK MSAC2004-NC5 GR1
7004289       DEUTSCHE BANK MSAC2004-NC5 GR2
7004290       DEUTSCHE BANK (MSAC 04-HE4) GR1
7004291       DEUTSCHE BANK (MSAC 04-HE4) GR2
7004302       DEUTSCHE BANK (GSAMP TRUST04AR1)
7004343       DEUTSCHE BANK (MSAC 2004-HE5) G1
7004382       DEUTSCHE BANK (GSAMP 2004-HE2)
7004391       DEUTSCHE BANK (MSAC 2004-HE5) G2
7004429       DEUTSCHE BANK (NEW CENTURY 2004-A)
7004468       DEUTSCHE BANK (MSAC 2004-HE6) G1
7004470       DEUTSCHE BANK (MSAC 2004-HE6) G2
7004478       DEUTSCHE BANK (GSAMP 04-AR2) G1
7004479       DEUTSCHE BANK (GSAMP 04-AR2) G2
7004480       DEUTSCHE BANK (GSAMP 04-AR2) G3
7004499       DEUTSCHE BANK (MSAC 04-HE7) GRP1
7004500       DEUTSCHE BANK (MSAC 04-HE7) GRP2
7004501       DEUTSCHE BANK (MSAC 04-HE7) GRP3